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                                                                    EXHIBIT 10.7

                               LOCK-UP AGREEMENT



                                 March 2, 1998



Renaissance Capital Growth & Income Fund III, Inc.
Renaissance US Growth & Income Trust PLC
8080 North Central Expressway, Suite 210-LB-59
Dallas, Texas 75206

     Re:  La-Man Corporation

Gentlemen:

     The undersigned executive officer of La-Man Corporation, a Nevada corporation (the "Company"), owns shares of common stock, $.001 par value ("Common Stock"), of the Company and understands that you propose to enter into a Convertible Loan Agreement, dated as of March 2, 1998 (the "Loan Agreement"), with the Company providing for a convertible loan to the Company in the aggregate principal amount of $3,500,000 (the "Loan"). In consideration of your execution of the Loan Agreement, your providing the Loan and for other good and valuable consideration, the receipt of which are hereby acknowledged, the undersigned agrees with you that (a) for a period beginning on the date of the Loan Agreement and continuing to and including the date twelve (12) months after the date of the Loan Agreement the undersigned will not, directly or indirectly, offer, sell, contract to sell or otherwise dispose of any shares of Common Stock beneficially owned or controlled by the undersigned (including subsequently acquired shares or securities convertible or exercisable into shares), without your prior written consent, except for transfers to family members, family partnerships and trusts for the benefit of family members or for estate planning purposes, provided that prior to any such transfer, any such transferee shall have executed and delivered to you a lock-up agreement substantially in the form of this Agreement for the remaining period covered hereby, and (b) for a period beginning on the day after the date twelve (12) months after the date of the Loan Agreement and continuing to and including the date on which the Debentures have been paid in full, the undersigned will not, directly or indirectly, offer, sell, contract to sell or otherwise dispose of any Common Stock beneficially owned or controlled by the undersigned (including subsequently acquired shares or securities exercisable or convertible into shares), without your prior written consent, except for (i) sales pursuant to SEC Rule 144 and (ii) transfers to family members, family partnerships and trusts for the benefit of family members or for estate planning purposes, provided that prior to any such transfer, any such transferee shall have executed and delivered to you a lock-up agreement substantially in the form of this Agreement. The undersigned agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against any transfer of shares of Common Stock owned by the undersigned not in compliance with this Lock-Up
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Agreement. Notwithstanding anything to the contrary above, nothing herein shall restrict or otherwise limit the ability or right of the undersigned to pledge to a bank or margin any shares of Common Stock otherwise subject to the terms of this Lock-Up Agreement.

                                    Very truly yours,


                                           /s/ J. Melvin Stewart
                                    --------------------------------------------
                                    Name:  J. Melvin Stewart
                                         ---------------------------------------
                                    Title: Chairman
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